EXHIBIT 99.1

Upexi Announces Closing of $100 Million Private Placement

TAMPA, FL / Access Newswire / April 24, 2025 / Upexi, Inc. (NASDAQ:UPXI) (the “Company” or “Upexi”), a brand owner specializing in the development, manufacturing and distribution of consumer products and that has diversified into the cryptocurrency space, today announced the closing of its previously announced private placement offering for the purchase and sale of 35,970,383 shares of common stock and 7,889,266 pre-funded warrants at a price of $2.28 per share for aggregate gross proceeds of approximately $100 million, before deducting placement agent fees and other offering expenses. GSR acted as the lead investor, and the offering included participation by many prominent crypto venture capital firms such as Big Brain Holdings, Anagram, Delphi Ventures, White Star Capital, Maelstrom, the family office of Arthur Hayes, Hivemind, Borderless, Morgan Creek, Elune Capital, and Delta Blockchain Fund, among others, as well as prominent angels including Austin Federa, Frank Chaparro, Joey Krug, Bartosz Lipinski, Larry Wu, and Jordan Prince, among others including Allan Marshall, Upexi’s CEO.

The Company expects to use approximately $5.3 million for working capital and debt reduction, with the remaining funds to be used for the establishment of the Company’s Solana treasury operations and accumulation of Solana.

A.G.P./Alliance Global Partners is acting as the sole placement agent in connection with the offering.

The offer and sale of the foregoing securities was made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D promulgated thereunder, or applicable state securities laws. Accordingly, the securities offered in the private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Upexi, Inc.

Upexi is a brand owner specializing in the development, manufacturing and distribution of consumer products. The Company has entered the Cryptocurrency industry and cash management of assets through a Cryptocurrency Portfolio.

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Forward Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. For example, the Company is using forward looking statements when it discusses the anticipated use of proceeds. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Andrew Norstrud, Chief Financial Officer

Email: andrew.norstrud@upexi.com

Phone: (702) 332-5591

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

Email: Upexi@KCSA.com

Phone: (212) 896-1254

SOURCE: Upexi

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